UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2005
DDi Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-30241	06-1576013

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1220 Simon Circle
Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 688-7200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.
The information being furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act except as shall be expressly set forth by specific reference in such filing.
On August 2, 2005, DDi Corp. (the “Company”) issued a press release announcing its operating results for the quarterly period ended June 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 2.06. Material Impairment
Due to a decline in the Company’s stock price during the second quarter of 2005, a test of impairment was performed at the end of such quarter. On July 29, 2005, DDi Corp. (the “Company”) concluded that the book value of goodwill at June 30, 2005 was in excess of its fair value, as determined by the Company’s market capitalization. After assessing goodwill impairment, the Company calculated and recorded a goodwill impairment charge of $31.1 million in the quarter ended June 30, 2005.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 2, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: August 2, 2005	By:	/S/ TIMOTHY J. DONNELLY

Timothy J. Donnelly
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 2, 2005.